UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported :	March 7, 2007

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

In March 2007, we received a written legal opinion from our attorney in Guinea opining that our 2006 Production Sharing Contract with Guinea is legal, valid, enforceable and has the force of law. The legal opinion further opined that until the vote of the “projet de loi” (which is similar to a legislative vote to make a bill become a law), the issuance of a legal opinion by the Guinea Supreme Court and the publication of a Presidential decree, our wholly-owned subsidiary SCS Corporation owns 100% of the rights and obligations in the 2006 Production Sharing Contract in which SCS Corporation owns the exclusive rights to the exploration and exploitation in the entire contract area (approximately 31,000 square miles) in the 2006 Production Sharing Contract. After the vote of the “projet de loi” by the National Assembly, the issuance of a legal affirmation by the Guinea Supreme Court and the publication of a Presidential decree, SCS will surrender 64% of the contract area. SCS will retain exclusive rights in the retained 36% of the contract area and SCS will have priority non-exclusive rights of participation in the surrendered 64% of the contract area.

Attached hereto as Exhibit 99.1 and 99.2 are the English and French versions of the legal opinion. The legal opinion also states that Hyperdynamics will be able to define its priority right of participation rights in the surrendered 64% area through the surrender document to be created by Hyperdynamics. According to the 2006 PSC, the priority rights of participation in any surrendered area were acknowledged and given by Guinea for the work that SCS has done since 2002.

ITEM 9.01	EXHIBITS

99.1	Legal opinion—English version.

99.2	Legal opinion—French version.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: April 16, 2007
By: /s/ Kent Watts

Kent Watts, President, CEO

99.1	Legal opinion—English version.

99.2	Legal opinion—French version.